Amended Schedule for Change of Control Contracts


Signing Executives     Effective Date             Severance Amount

Anthony J. Gumbiner     June 9, 1999         three times compensation
William L. Guzzetti     June 9, 1999         three times compensation
Russell P. Meduna       June 9, 1999         two and one-half times compensation
Cathleen M. Osborn      June 9, 1999         two and one-half times compensation
George L. Brinkworth    June 9, 1999         two times compensation
Betty J. Dieter         June 9, 1999         two times compensation
William H. Marble       June 9, 1999         two times compensation
Thomas J. Jung          June 9, 1999         two times compensation
William J. Baumgartner  December 13, 1999    two and one-half times compensation